Exhibit 10.3
CONFIDENTIAL TREATMENT REQUESTED

AMENDMENT NO. 2 TO
MASTER SERVICE AGREEMENT1

THIS AMENDMENT NO. 2 TO MASTER SERVICE AGREEMENT (this “Amendment”) is entered into effective as of July 1st, 2018 by and between Gulfport Energy Corporation (the “Company”) and Stingray Pressure Pumping LLC (the “Contractor”).

WHEREAS, Company and Contractor are parties to that certain Master Service Agreement dated December 3, 2012, as first amended and restated on October 1, 2014 (the “Agreement”); and

WHEREAS, Company and Contractor desire to enter into this Amendment in order to permit Contractor and/or its affiliates to continue to provide Services to the Company under the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Company and Contractor agree as follows:

1.Definitions. Except as otherwise provided in this Amendment, capitalized terms used herein have the meaning ascribed to them in the Agreement.

2.    Service Area. Recital C of the Agreement is amended and restated to read as follows:
“C.    Company desires to retain Contractor to provide the Services in the states of Ohio and/or Oklahoma (the “Service Area”).”

3.    Term of Agreement; Suspension; Resumption. Section 1 of the Agreement is hereby amended to extend the Term until December 31, 2021 unless earlier terminated in accordance with the Agreement; provided, however, that beginning on October 1, 2018, Company may order the suspension of such Services for up to one crew and only one crew at any point in time, by providing at least ninety (90) days prior written notice to Contractor of such suspension. While Services are suspended, Company shall have no payment, fee, or other obligation associated with the suspended crew, which would otherwise be required under the Agreement or any Amendment thereto. Under the provisions herein, prior written notice for the suspension may be delivered prior to October 1, 2018 and may begin as early as October 1, 2018. Monthly Service Fees shall be paid to Contractor pro-rata up until the later of (i) the day of the suspension of such Services or (ii) the expiration of the ninety (90) day notice period. Contractor shall resume Services for Company upon Company’s request, which must be provided with at least ninety (90) days prior written notice, unless such advance notice is waived by Contractor. Unless otherwise mutually agreed upon between Company and Contractor, any request by Company for the resumption of Services shall be for a minimum of forty-five (45) days. Monthly Service Fees shall be paid to Contractor pro-rata beginning on the day that Services are resumed. Services shall be deemed to end, in the case of the suspension of Services, on the day that the last piece of equipment arrives at Contractor’s facility, and Services

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1The appearance of [*] denotes confidential information that has been omitted from this exhibit and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

shall be deemed to begin, in the case of the resumption of Services, on the day that the first piece of equipment leaves Contractor’s facility.

Not withstanding anything to the contrary, for the period between July 1, 2018 and September 30, 2018 (an “Initial Suspension Period”) Company and Contractor desire to suspend Services. During the Initial Suspension Period, (i) Contractor shall not provide any Services for the suspended Frac Spread(s), other than the “[*]1”, to Company under the Agreement, and (ii) Contractor may use the Dedicated Frac Spread(s) for other customers but is under no obligation to do so. Contractor agrees to utilize commercially reasonable efforts to use the Dedicated Frac Spread(s) for other customers during the Initial Suspension Period. If Contractor is able to use the Dedicated Frac Spread(s) for other customers during the Initial Suspension Period, Company will not incur any obligation to Contractor, as long as [*]1. In the event [*]1 or Contractor is unable to find customers to use the Dedicated Frac Spread(s) during the Initial Suspension Period, Contractor will provide Services to Company in the amount [*]1. In the event Contractor is unable to utilize Dedicated Frac Spread(s) for other customers, Contractor and Company will defer [*]1 (“Recoupment Costs”) per Dedicated Frac Spread. Company and Contractor agree that services will be performed and that the Recoupment Costs shall be recovered during the period of October 1, 2018 to December 31, 2018 via equal monthly amounts, which in sum shall equal the Recoupment Costs. Company and Contractor agree that Recoupment Costs represent Company’s sole obligation to Contractor during the Initial Suspension Period and are intended to satisfy any obligations for Service Fees, Reimbursable Expenses or other requirements under the Agreement.

4.    Provision of Services. Section 2(b) of the Agreement is amended and restated to read as follows:
“During the Term, Contractor will dedicate up to two (2) frac spreads (each as more specifically described in Exhibit A, and together with related equipment for a spread, is referred to as a “Dedicated Frac Spread” and collectively referred to as the “Dedicated Frac Spreads”) for the performance of the Services for Company in the Service Area. Each Dedicated Frac Spread will be available for the provision of Services commencing on the In-Service Date set forth with respect thereto on Exhibit A. Company shall use only Contractor’s Dedicated Frac Spreads for the first two (2) frac spreads in the Service Area utilized by the Company. After July 1, 2018, Company may re-designate individual well locations for Company’s wells in the Service Area utilizing the Dedicated Frac Spreads. In connection with the provision of the Services, Contractor shall be responsible for and shall select and provide all necessary equipment and supplies for the performance of the Services except as specifically noted in this Agreement or the applicable Work Order to be provided by Company (the Dedicated Frac Spreads and equipment and supplies provided by Contractor, including any substitutions and replacements thereof, are referred to as the “Equipment”). Contractor may determine when and if any Equipment can be demobilized or if additional equipment is needed; provided that any changes to the
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1The appearance of [*] denotes confidential information that has been omitted from this exhibit and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Equipment will be done after consultation with Company and any replacement equipment must be capable of providing the Services. Company shall not have any right to restrict Contractor from demobilizing or replacing any Equipment from a Site.”

5.    Effect of Amendment. All other terms and conditions of the Agreement not modified by this Amendment shall remain in full force and effect. Except as set forth in this Amendment, the Agreement is ratified and affirmed in its entirety and, as amended hereby, shall continue to bind Company, Contractor and their respective successors and assigns.

6.    Counterparts. This Amendment may be executed in multiple counterparts, each of which shall constitute an original instrument, but all of which together shall constitute one and the same Amendment.

Signature Page Follows

CONFIDENTIAL TREATMENT REQUESTED

IN WITNESS WHEREOF, Company and Contractor have entered into this Amendment effective as of the date first set forth above.
COMPANY:
GULFPORT ENERGY CORP.
By: /s/ Michael G. Moore
Name: Michael G. Moore
Title: CEO & President

CONTRACTOR:
STINGRAY PRESSURE PUMPING
By: /s/ Mark Layton
Name: Mark Layton
Title: CFO

Signature Page
Amendment No. 2 to Master Service Agreement